OFFICE LEASE

         THIS LEASE dated Dec 16, 1997, by and between SPRINGS EQUITY, LTD., a Florida limited partnership, having an office at 100 East Sybelia Avenue, Suite 225, Maitland, Florida 32751 ("Landlord"), and JRECK SUBS GROUP, INC., a Colorado corporation with a notice address at 24685 New York State Route 37, Watertown, New York 13601 ("Tenant").

I.       DEMISE OF PREMISES

         In consideration of the Rent and the covenants and agreements made herein, including the General Terms, Covenants and Conditions attached hereto and made a part hereof, Landlord leases to Tenant and Tenant accepts from Landlord the Premises (as outlined on the plan attached hereto as Exhibit A) located in the Building.

II.      TERMS

         As used in this Lease, the following terms shall have the following meanings:

         A. Building: the building on the real property situated at 2101 W. State Road 434, Longwood, Seminole County, Florida (the "Land") and shown on Exhibit B.

         B. Premises: that part of the Building outlined on Exhibit A, called Suite 100, on the 1st floor of the Building, including all tenant improvements made by Landlord pursuant to the Work Letter attached hereto as Exhibit C. The Premises shall contain approximately 3.064 gross leasable square feet.

         C. Building Manager: Tricor International Realty Corporation or such other person as Landlord may designate.

         D. Estimated Commencement Date: January 1. 1998

         E. Termination Date: the last day of the month corresponding to the month in which the Commencement Date occurs, of the year which is 3 years following the year in which the Commencement Date occurs, unless sooner terminated as provided in the Lease.

         F. Term: a period commencing on the Commencement Date and expiring at midnight on the Termination Date.

         G. Base Rent: $56,700.00

         H. Monthly Installments of Base Rent: $4,725.00

         I. Tenant's Proportionate Share: 9.3%

         J. Base Year Stop: $203,788

         K. Security Deposit: $5,100.00

         L. Landlord's Mailing Address:   100 East Sybelia Avenue, Suite 225
                            Maitland, Florida 32751.

            Tenant's Mailing Address:     2101 West State Road 434, Suite 100
                             Longwood, Florida 32779

         M. Normal Business Hours: the hours from 7:00 a.m. to 7 00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday, except recognized holidays.

         N. State: The State of Florida.

         O. CPI: United States Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers (Revised Series), All Items, Southeast Region. The CPI for a specific date (as required by this Lease) shall

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be deemed to mean the CPI  published  on that date or, if not  published on that date, the most recent publication of the CPI prior to such date. If publication of the CPI shall be discontinued, "CPI" shall be such other source selected by Landlord, in its reasonable judgment, as is most nearly comparable to the CPI as defined above.

         P. Permitted Use: general office purposes.

         Q. Tenant's Representatives: Tenant's employees, agents, contractors, licensees and invitees.

         R. Common Areas: Lobby area, corridors and lavatories on the floor on which the Premises are situated, stairways, elevators, shipping and receiving areas, mechanical areas, plaza and other adjacent areas exterior to the Building.

         S. Property: the Land and the Building,, including all Common Areas.

III.     EXHIBITS AND RIDERS

The exhibits and riders listed below arc incorporated in this Lease and are to be constructed as part hereof:

         "A"      Plan showing the Premises

         "B"      Legal Description

         "C"      Work Letter

         "D"      Rules and Regulations

         "E" Plans and Specifications of Leasehold Improvements and Tenant Layout (if applicable)

         "F"      Guaranty of Lease

         Riders (if applicable):

         IN WITNESS WHEREOF, Landlord and Tenant have executed or caused to be executed this lease as of the date first above written.

         Witnesses:                        TENANT:

                             JRECK SUBS GROUP, INC.

______________________________      By:____________________________
                                        Bradley L. Gordon
______________________________      Its:  COO

                                           LANDLORD:

                              SPRINGS EQUITY, LTD.

______________________________      By:____________________________
                            Marc L. Hagle, President
------------------------------


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                     GENERAL TERMS, COVENANTS AND CONDITIONS


1.  Commencement Date

         (a) The rights, duties and obligations of the parties under this Lease shall be effective upon the execution hereof, except that Tenant's obligation to pay rental hereunder shall commence upon the first to occur of the following dated (the "Commencement Date"): (1) the date on which the Leasehold Improvements in the Premises are substantially completed; or (2) thirty (30) days following the date on which Tenant takes possession of and occupies the Premises for installation of furniture or fixtures or otherwise; or (3) on the Estimated Commencement Date, provided a Certificate of Occupancy or a Temporary Certificate of Occupancy has been issued for the Premises by such date. The Premises shall be deemed ready for occupancy when Landlord has substantially completed the work described in Exhibit "C" attached hereto.

         (b) If Landlord is unable to deliver possession of the Premises to Tenant on the Estimated Commencement Date because of the holding-over by any occupant of the Premises, or because the Premises are not substantially completed, or for any other reason, this Lease shall continue in effect and Landlord shall not be liable to Tenant or any third party for such inability; provided, however, the Commencement Date shall be delayed (provided Tenant is not responsible for its inability to take possession) until that date 15 days after Landlord gives Tenant notice that the Premises are ready for occupancy. If Landlord fails to give such notice within 180 days after the Estimated Commencement Date, Tenant shall have the right to terminate this Lease by notice to Landlord within 10 days of the end of said 180 day period. If Landlord fails to give such notice within one year after the Estimated Commencement Date. this Lease shall be null and void.

         (c) If Landlord gives Tenant permission to enter into possession of the Premises prior to the Commencement Date, such possession shall be deemed to be upon all the terms, covenants, conditions and provisions of this Lease, including payment of the Rent.

         (d) If the  substantial  completion  of the  Premises  by  Landlord  is delayed due to any act or omission of Tenant or Tenant's Representatives, including any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any working drawings or estimates or in giving any authorization or approval, the Premises shall be deemed substantially completed on the date when they would have been ready but for such delay.

         (e) The Premises shall be deemed substantially completed and ready for occupancy upon the issuance of a certificate of substantial completion by Landlord's architect or of a certificate of occupancy by the local building authority, notwithstanding that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed.

2.       Rent

         (a) Tenant shall pay Monthly Installments of Base Rent in advance on the first day of each month of the Term. If the Term shall commence or end on a day other than the first day of a month, such installments for the first or last partial month shall be prorated on a per-diem basis.

         (b) Tenant shall assume and pay to Landlord at the time of paying the Rent any excise, sales, use, gross receipts or other taxes (other than a net income or excess profits tax) which may be imposed on or measured by such Rent or may be imposed on or on account of the letting and which Landlord may bc required to pay or collect under any law now in effect or hereafter enacted.

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

         (c) All costs and expenses which Tenant assumes or agrees to pay and any other sum payable by Tenant pursuant to this Lease shall be deemed additional rent (together with Base Rent sometimes referred to as the "Rent"). The Rent shall be paid in lawful money of the United States of America to the Building Manager or to each other person or at such other place as Landlord may from time to time designate in writing, without any prior notice or demand therefor and without any deduction or offset whatsoever.

         (d) If any part of the Rent is not paid within ten (I0) days after it is due, Tenant shall pay Landlord the greater of: (i) a late charge of five percent (5%) of the amount due; or (ii) interest at eighteen percent (18%) per annum, or the highest rate permitted by law, whichever is less, on the amount due from its due date until paid.

3.  Increases in Base Rent

         Commencing the second lease year and each subsequent lease year of the original term of this Lease and any renewal thereof, the Base Rent shall be adjusted annually as follows:

         (a) The Base Rent for the immediately preceding twelve months of the term of this Lease shall be multiplied by a fraction, the denominator of which shall be the CPI for the first month of the immediately preceding twelve (12) month period, and the numerator of which shall be the CPI for the month commencing the next ensuing year of said term.

         (b) The figure  resulting from the calculations set forth in subsection
(a) shall be the new Base Rent for the next ensuing year of the lease term.

         (c) Notwithstanding any other provision herein to the contrary, in the event the Base Rent figure obtained by the method specified in subsections (a) and (b) above is less than six percent (6%) more than Tenant's current Base Rent during the immediately preceding year, then the Base Rent figure to be used during the next twelve months will be a sum equal to the Base Rent figure paid by Tenant during the preceding twelve months plus six percent (6%) thereof.

4.  Operating Expenses

         (a) In addition to the Base Rent and the Common Area Maintenance Charge, Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of the total Operating Expenses (as hereinafter defined) incurred by Landlord for or during each calendar year during the term in excess of the Base Year Stop (such excess hereinafter referred to as the "Excess Expenses"); provided, however, in no event shall Tenant's Proportionate Share of the Excess Expenses for any calendar year be Icss than that for the Base Year.

         (b) (i) "Real Estate Taxes" shall mean and include: (1) all general and special taxes, assessments, duties and levies, if any, payable (adjusted after protest or 1itigation, if any) for any part of the Term, exclusive of penalties or discounts on the Property; (2) any taxes which shall be levied on the rentals of the Building in lieu of any such Real Estate Taxes in whole or in part; (3) the reasonable expenses of contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of time contested

         (ii) "Operating Expenses" shall mean all expenses paid or incurred by Landlord or on Landlord's behalf in respect of the management, repair, operation and maintenance of the Property, excluding, however, all expenses related to space leased to First Union National Bank (notwithstanding any provisions herein to the contrary). Tenant's Proportionate Share has been computed based upon an exclusion of all space leased to First Union National Bank. Operating Expenses shall include but not be limited to the following:

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

         (1) salaries, wages and benefits of employee of Landlord engaged in the management, repair, operation and maintenance of the Property, (2) payroll taxes, workmen's compensation, uniforms and related expenses for such employees;
(3) the cost of all charges for oil, gas, steam, electricity, any alternate source of energy, heat, ventilation, air-conditioning, water, sewers and other utilities furnished to the Building or Property (including the Common Areas and leased areas thereof), together with any taxes on such utilities; (4) the cost of painting non-tenant space; (5) the cost of all charges for rent, casualty, liability and fidelity insurance with regard to the Property and the maintenance or operation thereof; (6) the cost of all supplies (including cleaning supplies), tools, materials and equipment, the rental thereof and sales and other taxes thereon; (7) depreciation of hand tools and other removable equipment used in the repair, operation or maintenance of the Building; (8) the cost of all charges for window and other cleaning and janitorial, snow and ice removal, and security services; (9) charges of independent contractors; (10) repairs and replacements made by Landlord at its expense; (11) exterior and interior landscaping; (12) alterations and improvements to the Building made by reason of the laws and requirements of any public authorities or the requirements of insurance bodies; (13) management fees or, if no managing agent is employed hy Landlord, a sum in lieu thereof which is not in excess of the then prevailing rates for management fees of other first class office buildings in the area in which the Building is located; (14) the cost of any capital improvements or additions to the Building which improve the comfort or amenities available to tenants of the Building; (15) the cost of any capital improvements or additions to the Building and of any machinery or equipment installed in the Building which are made or become operational, as the case may be, during the Term and which have the effect of reducing the expenses which otherwise would be included in Operating Expenses to the extent of the lesser of (A) such cost, as reasonably amortized by Landlord with interest on the unamortized amount at the prime rate then generally available in the State, or (B) the amount of such reduction in Operating Expenses; (16) reasonable legal, accounting and other professional fees incurred in connection with the operation, maintenance and management of the Property; (17) Real Estate Taxes; and (18) all other charges properly allocable to the repair, operation and maintenance of the Building in accordance with generally accepted accounting principles. Excluded from Operating Expenses shall be the following: (aa) depreciation (except as provided above); (bb) interest on and amortization of debts; (cc) leasehold improvements including redecorating made for tenants of the Building, (dd) brokerage commissions and advertising expenses for procuring new tenants of the Building;
(ee) refinancing costs; (ff) the cost of any repair or replacement, other than as described in clauses (10), (12), (14) or (15) above, which would be required to be capitalized under generally accepted accounting principles, except that if under such principles such costs may be amortized over a period of not more than 10 years, then a proportionate part of such cost may be included each year in Operating Expenses over the useful life (as reasonably estimated by Landlord) of such repair or replacement; (gg) the cost of any item included in Operating Expenses under clauses (1)-(18) to the extent that such cost is reimbursed by an insurance company or a condemnor or a tenant (except as a reimbursement of Operating Expenses) or any other party, but if at the time Operating Expenses are determined for a calendar year such reimbursement has not been made, such expenses may be included in Operating Expenses and an adjustment shall be made when and if such reimbursement is actually received.
         (c) In order to provide for current payments on account of Excess Expenses. Tenant shall, at Landlord's request, pay as additional rent, an amount equal to Tenant's Proportionate Share of the Excess Expenses due for the ensuing 12 months, as estimated by Landlord from time to time, in 12 equal monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount. It is the intention hereunder to estimate the amount of the Excess Expenses for each calendar year and then to adjust such estimate in the following year based on the actual Excess Expenses incurred or paid by Landlord.

         (d) On or before March 1 of each calendar year (or as soon thereafter as is practical), Landlord or the Building Manager shall deliver to Tenant a statement, certified by an officer of Landlord, of Tenant's Proportionate Share of the Excess Expenses for the preceding calendar

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

year. If Tenant's Proportionate Share of the actual Excess Expenses for the previous calendar year exceeds the aggregate of the estimated monthly payments made by Tenant for such year, Tenant shall within 10 days of the receipt of the statement, tender to Landlord an amount equal to such excess as additional rent. If such aggregate of the estimated monthly payments exceeds Tenant's Proportionate Share of the actual Excess Expenses for such calendar year, then Landlord shall credit against Tenant's next ensuing monthly installment or installments of the Rent an amount equal to such difference until the credit is exhausted. (e) If a credit is due from Landlord on the Termination Date, Tenant shall be entitled to receive the amount of the credit in the form of payment from Landlord, provided, however, that Landlord may, in lieu of such payment, apply the credit against any Rent which is due but not paid on said date. No interest or penalties shall accrue on any amounts which Landlord is obliged to credit or pay to Tenant by reason of this Section. The obligations of Tenant and Landlord to make payments or credits required by this Section shall survive the Termination Date.

         (f) Each statement given by Landlord or the Building Manager pursuant to this Section shall be conclusive and binding upon Tenant unless within 30 days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which it is claimed to be incorrect. If such dispute shall not have been settled by agreement, then, pending the legal determination of such dispute by a later agreement or litigation, Tenant shall pay additional rent in accordance with such statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith credit Tenant the amount of Tenant's overpayment of additional rent resulting from compliance with Landlord's statement. Landlord shall grant Tenant reasonable access to Landlord's books and records for the purpose of verifying the Excess Expenses.

         (g) If the Commencement Date is other than January 1, Tenant's Proportionate Share of Excess Expenses for the calendar year in which the Commencement Date occurs shall be multiplied by a fraction, the numerator of which shall be the number of days from the Commencement Date to the following December 31 and the denominator of which shall be 365.

5.       Services

         (a) Climate Control: Landlord shall provide climate control to the Premises during Normal Business Hours as required in Landlord's reasonable judgment for the comfortable use and occupation of the Premises. If Tenant requires climate control at any other time, Land1ord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant, and Tenant shall pay Landlord's charges therefor on demand.

         The performance by Landlord of its obligations under this Section 5(a) is subject to Tenant's compliance with the conditions of occupancy and connected electrical load established by Landlord. Use of the Premises or any part thereof in a manner exceeding the heating, ventilating or air conditioning design conditions (including occupancy and connected electrical load), including rearrangement of partitioning which interferes with normal operation of the heating, ventilating or air conditioning in the Premises, or the use of computer or data processing, machines or other machines or equipment, may require changes in the heating, ventilating, air-conditioning or plumbing systems or controls servicing the Premises or portions thereof, in order to provide comfortable occupancy. Any such required change shall be made by Landlord at Tenant's expense as alterations in accordance with the provisions of Section 7, but only to the extent permitted and upon the conditions set forth in that Section.

         (b) Elevator Service: Landlord shall furnish elevator service at all times, to be used by Tenant in common with others.

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

         (c) Janitorial Services: Landlord shall make janitorial and cleaning services available to the Premises. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (i) extra cleaning in the Premises required
because  of  (A)   misuse  or  neglect  on  the  part  of  Tenant  or   Tenant's
Representatives, (B) the use of portions of the Premises for special purposes requiring greater or more difficult cleaning work than office areas, (C) interior glass partitions or unusual quantities of interior glass surfaces and
(D) non-building standard materials or finishes installed by Tenant or at its request; and, (ii) removal from the Premises of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in general office occupancy or at times other than Landlord's standard cleaning times.

         (d) Water and Electricity: (i) Landlord shall make available domestic water in reasonable quantities to the Common Areas (and to the Premises if so designated in Exhibit C) and cause electric service, sufficient to service the electrical systems set forth in Exhibit C, to be supplied for lighting the Premises and for the operation or ordinary office equipment. "Ordinary office equipment" shall mean office equipment wired for 120 volt electric service and rated and using less than 6 amperes or 750 watts of electric current. (ii) Landlord shall have the exclusive right to make any replacement of lamps, fluorescent tubes and lamp ballasts in the Premises. Landlord may adopt a system of relamping and ballast replacement periodically on a group basis in accordance with good management practice. (iii) Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the risers, piping, electrical conductors and other equipment in or serving the Premises. In order to insure that such capacity is not exceeded and to avert any possible adverse effect upon the Building's electrical system, Tenant sha11 not, without Landlord's prior written consent in each instance, connect appliances or heavy duty equipment, other than ordinary office equipment, to the Building's electrical system or make any alteration or addition to the Building's electric system. Should Landlord grant such consent, all additional risers, piping and electrical conductors or other equipment therefor shall be provided by Landlord and the cost thereof shall bc paid by Tenant within 10 days of Landlord's demand therefor. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in Base Rent by the expected cost to Landlord of such additional service, that is, the cost of the additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers, piping and electrical conductors or other equipment.

         (e) Landlord may install separate meters for the Premises to register the usage of all or any one of the utilities and in such event Tenant shall pay for the cost of any utility usage as metered which is in excess of that usage reasonably anticipated by Landlord. Tenant shall reimburse Landlord for the cost of installation of meters if such usage exceeds such anticipated usage by more than 10 percent. In any event, Landlord may require Tenant to reduce its consumption to such anticipated usage.

         (f) Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption, and Tenant acknowledges that any one or more such services may be suspended by reason of accident, repair, inspections, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord. Any interruption or discontinuance of service shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, nor render Landlord liable to Tenant for damages by abatement of the Rent or otherwise, nor relieve Tenant from performance of Tenant's obligations under this Lease. Landlord shall, however, exercise reasonable diligence to restore any service so interrupted. In the event of any power failure, Tenant agrees to evacuate all persons from the Premises for the duration of the power failure.

6.       Condition of the Premises

         Tenant's taking possession of the Premises shall be conclusive evidence that the Premises were in good order, condition and repair when Tenant took possession, except for such matters of which Tenant gives Landlord notice on or before the Commencement Date. No promise of Landlord to alter, remodel, repair or improve the Premises or the Building and no representation, either

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         expressed or implied,  respecting  any matter or thing  relating to the
Building or this Lease (including the condition of the Premises or the Building) have been made by Landlord to Tenant, other than as may be contained herein or in a separate Exhibit signed by Landlord and Tenant.

7.       Repairs, Maintenance and Alterations

         (a)  Tenant  shall  keep  the   Premises,   including   the   Leasehold
Improvements and Tenant's Property, neat, clean, and in good order and condition. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Premises, the Leasehold Improvements, Tenant's Property, or the Building (including mechanical, electrical, plumbing, heating, ventilating, air conditioning and other equipment facilities and systems located within or serving the Building, hereinafter the "Building Systems"). Tenant shall be responsible for al1 repairs, replacements and alterations in and to the Premises, the Leasehold Improvements, and Tenant's Property and for all repairs, replacements and alterations in and to the Building and the Building Systems, the need for which arises out of: (i) Tenant's misuse or occupancy of the Premises; (ii) the installation or use of Tenant's Property in the Premises; (iii) the moving of Tenant's Property into or out of the Building; or (iv) any other act or omission of Tenant or Tenant's Representatives; provided, however, that such repairs, replacements or alterations (other than to Tenant's Property) shall be made by Landlord and Tenant shall pay Landlord within 10 days of demand the cost therefor plus 15 percent for Landlord's overhead and profit. Landlord may, before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such security in form (including a bond issued by a surety satisfactory to Landlord) and amount as Landlord shall deem necessary.

         (b) Landlord reserves the right to stop services on the heating, air conditioning, elevator, plumbing and electrical systems, when in Landlord's reasonable judgment, the same is deemed necessary by reason of accident, emergency or for repairs, alterations, replacements or improvements thereto, provided that except in case of emergency, Landlord will notify Tenant in advance, if possible, of any such stoppage and, if ascertainable, its estimated duration, and will proceed with the work necessary to resume such service as promptly as possible and in a manner and at times, including after business hours, so as not to unduly interfere with or impair Tenant's use and enjoyment of the Premises.

         (c) Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry.

         (d) Tenant shall not install business machines or mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building

         (e) Landlord (except as provided in Section 7(a)) shall, at Land1ord's expense, repair, replace and maintain the external and structural parts of the Building which do not constitute a part of the Premises and are not leased to others, and shall perform such repairs, replacements and maintenance with reasonable dispatch, in a good and workmanlike manner.

         (f) Except as provided herein, Landlord shall have no liability to Tenant nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Premises, the Building or the Building Systems. Landlord shall nevertheless use its best efforts to minimize any interference with Tenant's business in the Premises.

         (g) Tenant shall not make any alteration in or to the Premises without the prior written consent of Landlord. If alterations requested by Tenant are made by Landlord, Tenant shall pay Landlord within ten days of demand the cost therefor plus 15 percent for Landlord's overhead and profit. If

Landlord gives its consent to the making of alterations by Tenant, all such work shall be done in accordance with such requirements and upon such conditions as Land1ord, in its sole discretion, may impose. Any review or approval by Landlord of any plans or specifications with respect to any alteration is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise.

         (h) Tenant shall defend, indemnify and save harmless Landlord from and against any and all mechanics' and other liens and encumbrances filed by any person claiming through or under Tenant, including security interests in any materials, fixtures, equipment or any other improvements or appurtenances installed in and constituting part of the Premises and against all costs, expenses and liabilities (including reasonable attorneys' fees) incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant at its expense shall procure the satisfaction or discharge of record of all such liens and encumbrances within 20 days after the filing thereof. Under no circumstances shall the interest of Landlord in and to the Land or the Building be subject to liens for improvements made by Tenant.

         (i) If there now is or shall be installed in the Building a "sprinkler system" and such system or any of its appliances shall be damaged or injured, by reason of any act or omission of Tenant, or Tenant's agents, servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense; and if the Board of Fire Underwriters or any bureau, department or official of the state or city government having jurisdiction shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment bc made or supplied by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the Premises, after initial occupancy, or if any such changes, modifications, alterations, additional sprinkler heads or other equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the first insurance rate as fixed by said exchange, or by a fire insurance company, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

8.       Use of the Premises; Rules and Regulations

         (a) Tenant shall use the Premises only for the Permitted Use and all other uses or purposes are strictly prohibited. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises or do or permit anything to be done in the Premises which: (a) causes or is liable to cause injury to persons, to the Building or its equipment, facilities or systems; (b) impairs or tends to impair the character, reputation or appearance of the Building as a first class office building; (c) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building or its equipment, facilities or systems; or (d) annoys or inconveniences or tends to annoy or inconvenience other tenants or occupants of the Building.

         (b) Tenant shall comply with (and cause Tenant's Representatives to comply with) the rules and regulations attached hereto as Exhibit D and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make; provided, however, in no event shall such rules or regulations contradict or abrogate any right or privilege herein expressly granted to Tenant in this Lease. Landlord shall not be responsible for the violation by anyone of any of said rules and regulations.

9.       Construction of the Premises and Leasehold Improvements

         (a) Landlord, at its sole cost and expense, except as otherwise provided herein, shall do that portion of the construction and other items of work in the Premises designated as "Landlord's Work" or "Building Standard Improvements" as set forth in Exhibit "C" hereof. If Tenant desires improvements other than the Building Standard Improvements, Tenant agrees to comply with the provisions of Exhibit "C."

         (b) All fixtures, equipment, improvements and appurtenances attached to or built into the Premises, whether or not by or at the expense of Tenant, and any carpeting or other personal property in the Premises on the Commencement Date installed by Landlord (collectively hereinafter "Leasehold Improvements"):
(i) shall be and remain a part of the Premises; (ii) shall be deemed the property of Landlord; and (iii) shall not be removed by Tenant.

         (c) All movable partitions, other business and trade fixtures, furnishings, furniture, machinery and equipment, communications equipment, and other personal property located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without damage to the Building (collectively sometimes hereinafter called "Tenant's Property"), shall be and shall remain the property of Tenant and, except as otherwise prohibited by this Lease, may be removed by it at any time during the Term; provided that, if any of Tenant's Property is removed, Tenant shall pay the cost of repairing any damage to the Premises or to the Building resulting from such removal in accordance with Section 7(a).

10.  Memorandum of Lease

         If Landlord so requests, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording. In no event shall this Lease be recorded and if Tenant records this Lease in violation of the terms hereof, in addition to any other remedy available to Landlord upon Tenant's default, Landlord shall have the option to terminate this Lease by recording a notice to such effect. If a memorandum of lease is recorded, on the Termination Date, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in and to the Premises by reason of this Lease or otherwise.

11.  Rights Reserved to Landlord

         Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim:

         (a) To name the Building and to change the name or street address of the Building;

         (b) To install and maintain all signs on the exterior and interior of the Building;

         (c) To designate all sources furnishing sign painting and lettering;

         (d) During the last 90 days of the Term, if Tenant has vacated the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy, without affecting Tenant's obligation to pay Rent for the Premises;

         (e) To have pass keys to the Premises and all doors therein, excluding Tenant's vaults and safes;

         (f) On reasonable prior notice to Tenant, to exhibit the Premises to any prospective purchaser, mortgagee or assignee of any mortgage on the Building or Land and to others having an interest therein at any time during the Term, and to prospective Tenants during the last six months of the Term;

         (g) To take any and all measures, including entering the Premises for the purpose of making inspections, repairs, alterations, additions and improvements to the Premises or to the Building (including for the purpose of checking, calibrating, adjusting and balancing controls and other parts of the Building Systems), as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Premises or the Building, or in order to comply with all laws, orders and requirements of governmental or other authority, or as may otherwise be permitted or required by this Lease; provided, however, that Landlord shall use its best efforts (except in an emergency) to minimize interference with Tenant's business in the Premises;

         (h) To relocate various facilities within the Building and on the Land if Landlord shall determine such location to be in the best interest of the development of the Building and Land, provided that such relocation shall not materially restrict access to the Premises; and

         (i) To install vending machines of all kinds in the Premises and the Building and to receive all of the revenue derived therefrom, provided, however, that no vending machines shall be installed by Landlord in the Premises unless Tenant so requests.

12.      Assignment and Subletting

         Tenant shall not transfer, assign, mortgage or encumber this Lease or sublet or permit the Premises to be used by others, without the prior written consent of Landlord. In the event Tenant shall be a corporation, any transfer, sale, pledge, or other disposition of a material stock interest of Tenant shall be deemed an assignment of this Lease. If this Lease is assigned or if the Premises or any part thereof is sublet or occupied by anyone other than Tenant without the express written consent of Landlord, Landlord may collect rent from the assignee, subtenant, or occupant and apply the net amounts collected to all rent herein reserved, but no assignment, subletting, occupancy or collection shall be deemed a waiver of the covenants contained herein or the acceptance of the assignee, subtenant or occupant as Tenant or a release of the performance of the covenants of Tenant's part herein contained. In the event Landlord's written consent is given to an assignment or subletting, Tenant and any guarantor shall nevertheless remain liable to perform all covenants and conditions hereof and to guarantee such performance by the assignee or subtenant. If Landlord shall consent to an assignment of this Lease, no further or additional assignments may be made without the prior written consent of Landlord.

13.      Holding Over

         If Tenant retains possession of the Premises or any part thereof after the Termination Date, Tenant's occupancy of the Premises shall be as a tenant at will, terminable at any time by Landlord. Tenant shall pay Landlord rent for such time as Tenant remains in possession at the rate of 200 percent of the total amount of the Rent payable hereunder for the month immediately preceding the Termination Date, and. in addition thereto, shall pay Landlord for all damages sustained by reason of Tenant's retention of possession. The provisions of this Section do not exclude Landlord's rights of re-entry or any other right hereunder.

14.      Surrender of the Premises

         (a) Tenant, on the Termination Date, shall peaceably surrender the Premises, including the Leasehold Improvements, in broom-clean condition and otherwise in as good condition as when Tenant took possession. except for: (i) reasonable wear and tear subsequent to the last repair, replacement, restoration, alteration or renewal required by this Lease; (ii) loss by fire or other casualty, and (iii) loss by condemnation. Tenant shall, on Landlord's request, remove Tenant's Property on or before the Termination Date and pay the cost of repairing all damage to the Premises or the Building caused by such removal in accordance with Section 7(a).

         (b) If Tenant abandons or surrenders the Premises, or is dispossessed by process of law, or otherwise, any of Tenant's Property (except money, securities and other like valuables) left on the Premises shall be deemed abandoned; and title thereto shall automatically pass to Landlord under this Lease as by a bill of sale. Thereafter, Landlord may in its sole and absolute discretion choose to remove, store or otherwise dispose of such property in any manner it may deem commercially reasonable. However, the proceeds from the disposition of such property shall be applied first against the balance of any sums owed to Landlord by Tenant and then against the costs of the removal or disposition.

         (c) On the Termination Date, Tenant shall surrender all keys to the Premises.

15.      Destruction or Damage

         (a) If the Building or the Premises are damaged or destroyed by fire or other casualty, and this Lease is not terminated as provided below, Landlord shall repair the damage and restore or rebuild the Building and the Premises (as the case may be), at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property or any alteration or Leasehold Improvements made by Tenant.

         (b) If the Premises are partially damaged or destroyed by fire or other casualty, the Rent shall equitably abate, to the extent that the Premises are rendered untenantable, for the period from the date of such damage or destruction to the date the damage is repaired or restored.

         (c) If the Building or the Premises is substantially damaged or destroyed by fire or other casualty, Landlord may terminate this Lease by notice to Tenant within 90 days after the date of the casualty, and this Lease shall terminate upon the 30th day after such notice, by which date Tenant shall vacate and surrender the Premises to Landlord. The Rent shall be prorated to the date of the casualty. The Premises or Building (whether or not the Premises are damaged) shall be deemed substantially damaged or destroyed if (i) Land1ord is required to expend for repairs more than 20 percent of the replacement value of the Building immediately prior to the casualty or (ii) restoration is not possible in accordance with Landlord's reasonable estimate within 180 days following the date the damage occurred.

         (d) Tenant may not terminate this Lease or repair the Premises at Landlord's expense as a result of a casualty, and no damages, compensation or claim shall be payable by Landlord for any casualty, or any inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Section. Landlord shall use its best efforts to make such repair or restoration promptly and in such manner as will not unreasonably interfere with Tenant's use and occupancy of the Premises, but Landlord shall not be required to do such repair or restoration work except during Normal Business Hours.

16.      Eminent Domain

         (a) If the whole of the Building is lawfully taken by condemnation or any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of vesting of title in such condemning authority (which date is hereinafter also referred to as the "date of taking"), and the Rent shall be prorated to such date. If any part of the Building or Land is so taken, this Lease shall be unaffected by such taking, except that (i) Landlord may terminate this Lease by notice to Tenant within 90 days after the date of taking, and (ii) if 20 percent or more of the Premises shall be taken and the remaining area of the Premises shall not be reasonably sufficient for Tenant to continue operation of its business, Tenant may terminate this Lease by notice to Landlord within 90 days after the date of taking. This Lease shall terminate on the 30th day after such notice, by which date Tenant shall vacate and surrender the Premises to Landlord. The Rent shall be prorated to the earlier of the Termination Date or such date as Tenant is required to vacate the Premises by reason of the taking. If this Lease continues in force upon such partial taking, the Rent and Tenant's Proportionate Share shall be equitably adjusted according to the rentable area of the Premises and Building remaining.

         (b) In the event of any taking, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be and remain the sole and exclusive property of Landlord, and Tenant hereby assigns all of its right, title and interest in and to any such award, judgment or settlement to Landlord. Tenant, however, shall have the right, to the extent that the same shall not reduce or prejudice Landlord's award, to claim from the condemning authority, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for moving expenses and damage to Tenant's Property.

17.  Indemnification

                                 [text missing]

18.  [text missing]

                                 [text missing]
by insurance companies authorized to do business in the State with a financial rating of at least an A+ as rated in the most recent edition of Best's Insurance Reports, and in business for the past five (5) years. The aforesaid insurance limits may be reasonably increased from time to time by Landlord.

         (b) If during the Term insurance premiums on any insurance policy carried by Landlord on the Building or the Premises are increased due to or resulting from Tenant's occupancy hereunder, Tenant shal1 pay to Landlord as additional rent the amount of such increase in insurance premiums. Any amount payable by Tenant hereunder shall be paid to Landlord within 10 days after notice to Tenant accompanied by the premium notice or other evidence of the amount due.

19.      Subordination and Attornment

         (a) This Lease and all rights of Tenant hereunder shall be subordinate to all ground leases (referred to as the "leases") of the Building or Land now or hereafter existing and to all mortgages (referred to as the "mortgages") which may now or hereafter affect the Building or Land, whether or not the leases or mortgages shall also cover other lands, buildings, or leases, to all renewals, modifications, replacements and extensions of the leases and mortgages and to spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instruments of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any lease or the holder of any mortgage or any of their respective assigns or successors in interest may reasonably request to evidence such subordination. Any lease to which this Lease is subject and subordinate is herein called "Superior Lease" and the lessor under a Superior Lease or its assigns or successors in interest is herein called "Superior Lessor," and any mortgage to which this Lease is :subject and subordinate is herein called "Superior Mortgage" and the holder of a Superior Mortgage is herein called "Superior Mortgagee." If a Superior Lessor or Superior Mortgagee requires that such instruments be executed by Tenant, Tenant's failure to do so within 10 days after request therefor shall be deemed a material default under this Lease.

         (b) If any Superior Lessor or Superior Mortgagee (or any purchaser at a foreclosure sale) succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, (a "Successor Landlord") Tenant shall attorn to and recognize such Successor Landlord as Tenant s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Landlord shall use its best efforts to obtain from each Superior Lessor and Superior Mortgagee an agreement that if as a result of the exercise of their rights they acquire Landlord's interest in and to the Premises, then as Successor Landlord they shall recognize the validity and continuance of this Lease and shall not disturb Tenant's possession of the Premises so long as Tenant shall not be in default of this Lease, except that Successor Landlord shall in no event: (i) be liable for any previous act or omission of a prior landlord under this Lease; (ii) be subject to any offset for a claim arising prior to its succession to the rights of Landlord under this Lease; or, (iii) after notice to Tenant of the existence of a Superior Lessor or a Superior Mortgagee, be bound by any subsequent modification of this Lease or by any subsequent prepayment of more than one month's Rent, unless such modification or prepayment shall have been expressly approved by the Successor Landlord.

20.  Estoppel Certificate By Tenant

         (a) Tenant shall from time to time upon not less than ten days prior request by Landlord deliver to Landlord a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying such modifications and certifying; that the Lease, as modified, is in full force and effect); (ii) the dates to which the Rent has been paid; (iii) that Landlord is not in default under any provision of this Lease (or if Landlord is in default, specifying each such default); and,
(iv) the address to which notices to Tenant shall be sent; it being understood that any such statement so delivered may be relied upon in connection with any lease, mortgage or transfer. Tenant's failure to do so within 10 days after request therefor shall, at Landlord's option, be teemed a material default under this Lease.

         (b) Tenant's failure to deliver such statement within such time shall he canclusive upon Tenant that: (i) this Lease is in full force and effect and not modified except as Landlord may represent; (ii) not more than one month's rent has been paid in advance; (iii) there are no such defaults; and, (iv) notices to Tenant shall be sent to Tenant's Mailing Address as set forth in this Lease. Notwithstanding the presumptions of this Section, Tenant shall not be relieved of its obligation to deliver said statement.

21.      Transfer of Landlord's Interest

         The term "Landlord" as used in this Lease, so far as covenants or agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of Landlord's interest in this Lease at the time in question. Upon any transfer or transfers of such interest, Landlord herein named (and in case of any subsequent transfer, the then transferor) shall thereafter be relieved of all liability for the performance of any covenants or agreements on the part of Landlord contained in this Lease.

22.      Default

         (a) The following shall be events of default under this Lease: (i) if Tenant defaults in payment of the Rent for a period of five days after any payment of the Rent shall become due and payable; (ii) if Tenant defaults in the performance of any other term, covenant, condition or obligation of Tenant under this Lease and fails to cure such default within a period of 20 days after notice from Landlord specifying such default (or if such default specified by Landlord is not capable of cure within such 20 day period, if Tenant fails immediately after notice from Landlord to commence to cure such default and diligently to pursue completion of such cure during and after such 20 day period), (iii) if Tenant abandons or vacates any portion the Premises, or if the Premises or a substantial part thereof remain unoccupied for a period of thirty
(30) days or more; (iv) if Tenant makes any transfer, assignment, conveyance, sale. pledge or disposition of all or a substantial portion of Tenant's
Property, or removes a substantial portion of Tenant's Property from the Premises other than by reason of an assignment or subletting of the Premises permitted under this Lease; or, (v) if Tenant's interest herein is sold under execution.

         (b) Upon any such event of default, Landlord may without prejudice to its other rights hereunder, do any one or more of the following:: (i) terminate this Lease and re-enter and take possession of the Premises; (ii) recover possession of the Premises in the manner prescribed by any statute relating to summary process, and any demand for the Rent, re-entry for condition broken, and any and all notices to quit, or other formalities of any nature, to which Tenant may be entitled, are hereby specifically waived; (iii) Landlord may relet the Premises as Landlord may see fit without thereby avoiding or terminating this Lease, and for the purpose of such reletting, Landlord is authorized to make such repairs to the Premises as may be necessary in the sole discretion of Landlord for the purpose of such reletting, and if a sufficient sum is not realized from such reletting (after payment of all costs and expenses of such repairs and the expense of such reletting and the collection of rent accruing therefrom) each month to equal the Rent, then Tenant shall pay such deficiency each month upon demand therefor; and (iv) Landlord may declare immediately due and payable all the remaining installments of the Rent and such amount, less the fair rental value of the Premises for the remainder of the Term, shall be construed as liquidated damages and shall constitute a debt provable in bankruptcy or receivership. For purposes of this Section, "fair rental value of the Premises" shall be deemed to be, at any time during the Term, 75 percent of the Base Rent remaining to be paid. In computing such liquidated damages, there shall be added to such deficiency any reasonable expenses as Landlord may incur in connection with reletting, such as court costs, attorneys, fees and disbursements, brokerage fees, and for putting and keeping the Premises in good order or for preparing the Premises for reletting. The failure of Landlord to relet the Premises or any part thereof after recovery of possession shall not release or affect Tenant's liability for damages. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises. or in the event that the Premises are relet, for failure to collect the Rent under such reletting.

         (c) After default, the acceptance of the Rent (or any portion thereof) or failure to re-enter by Landlord shall not be held to be a waiver of its rights to terminate this Lease, and Landlord may re-enter and take possession of the Premises as if no Rent had been accepted after such default. All of the remedies given to Landlord in this Lease in the event of default by Tenant are in addition to all other rights or remedies to which Landlord may be entitled under the laws of the State; all such remedies shall be deemed cumulative and the election of one shall nor be deemed a waiver of any other or further rights or remedies.

         (d) Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by Landlord hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice thereof from Tenant to Landlord; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

23.      Bankruptcy

         If Tenant shall file a voluntary petition pursuant to the Bankruptcy Code or any successor thereto, or take the benefit of any insolvency act, or be dissolved, or if an involuntary petition be filed against Tenant pursuant to the Bankruptcy Code or any successor thereto, or if a receiver shall be appointed for its business or its assets and the appointment of such receiver is not vacated within 30 days after such appointment, or if it shall make an assignment for the benefit of its creditors, then and forthwith thereafter Landlord shall have all of the rights provided in Section 22 above in the event of nonpayment of the Rent.

24.      Brokerage Fees

         Tenant warrants and represents that it has not dealt with any Realtor, broker or agent in connection with this Lease except Galleria Realty Corporation. Tenant shall indemnify and hold Landlord harmless from any cost. expense or liability (including cost of suit and reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other Realtor, broker, or agent in connection with this Lease or by reason of any act of Tenant.

25.      Notices

         All notices, demands or other communications ("notices") permitted or required to be given hereunder shall be in writing and, if mailed postage prepaid by certified or registered mail, return receipt request, shall be deemed given three days after the date of mailing thereof or on the date of actual receipt, if sooner; all other notice not so mailed shall be deemed given on the date of actual receipt. Notices shall be addressed as follows: (a) if to Landlord, to the Landlord's Mailing Address and to the Building Manager, and (b) if to Tenant, to the Tenant's Mailing Address Landlord and Tenant may from time to time by notice to the other designate such other place or places for the receipt of future notices.

26.      Government Energy or Utility Controls

         In the event of the imposition of federal, state, or local governmental controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation of any governmental control, rule, regulation or restriction between Landlord and Tenant, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance, including the right of entry into the Premises to effect compliance.

27.  Security Deposit

         Tenant has deposited with Landlord the Security Deposit as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including payment of the Rent, Landlord may use, apply or retain all or any part of she Security Deposit for the payment of any Rent, or to compensate Landlord for any other loss, cost or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five days after notice thereof, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, nor pay interest to Tenant. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last transferee of Tenant's interest hereunder) at the expiration of the Term and upon Tenant's vacation of the Premises. If the Building is sold, the Security Deposit may be transferred to the new owner, and Landlord shall be discharged from further 1iability with respect thereto.

28.      Relocation of Premises

                                 [text missing]

29.      Quiet Enjoyment

         Tenant, upon paying the Rent and performing all of the terms on its part to be performed, shall peaceably and guietly enjoy the Premises subject, nevertheless. to the terms of this Lease and to any Superior Mortgage or Superior Lease or other agreement to which this Lease is subordinated.

30.      Observance of Law

         (a) Tenant shall comply wish all provisions of law, including (federal, state, county and city laws, ordinances and regulations, building codes and any other governmental, quasi-governmental or municipal regulations which relate to the partitioning, equipment operation, alteration, occupancy and use of the Premises, and to the making of any repairs, replacements, additions changes, substitutions or improvements of or to the Premises. Moreover, Tenant shall comply with all police, fire and sanitary regulations imposed by any federal, state, county or municipal authority, or made by insurance underwriters, and shall observe and obey all other requirements governing the conduct of any business conducted in the Premises.

         (b) Notwithstanding the foregoing, it shall be Landlord's responsibility to comply with all provisions of law, including federal, state, county and city laws, ordinances and regulations, building codes, and any other governmental. quasi-governmental or municipal regulations which relate to the Building insofar as they may require structural changes in the Building, provided nevertheless, that such changes shall be the responsibility of Tenant if they are changes required by reason of a condition which has been created by or at the instance of Tenant, or are required by reason of a default by Tenant hereunder.

31.      Force Majeure

         Landlord shall be excused for the period of any delay in the performance of any obli,6Ation hereunder when prevented from so doing by a cause or causes beyond its control, including all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing, or through acts of God. Tenant shall similarly be excused for delay in the performance of any obligation hereunder provided:

         (a) Nothing contained in this Section or elsewhere in this Lease shall be deemed excuse or permit any delay in the payment of the Rent, or any delay in the cure of any default which may be cured by the payment of money;

         (b) No reliance by Tenant upon this Section shall limit or restrict in any way Landlord's right of self-help as provided in this Lease; and

         (c) Tenant shall not be entitled to rely upon this Section unless it shall give Landlord notice of the existence of any force Majeure preventing the performance of an obligation of Tenant within five days after the commencement of the force majeure.

32.      Curing Tenant's Defaults; Additional Rent

         (a) If Tenant defaults in the performance of any of its obligations under this Lease, Landlord without thereby waiving such default may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of the later of: (i) 10 days from the date Landlord gives Tenant notice of its intention so to do; or, (ii) the expiration of the applicable grace period provided in Section 22 or elsewhere in this Lease for cure of such default.

         (b) Any costs or expenses incurred by Landlord, including reasonable attorneys' fees (both at trial and on appea1), involved in collection or endeavoring to collect the Rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, including the rights set forth in this Section 32, or curing or endeavoring to cure any default of Tenant, under or in connection with this Lease, or pursuant to law, including any such cost, expense or disbursement involved in instituting and prosecuting summary proceedings, shall be due and payable within 10 days of Landlord's demand therefor as additional rent.

33.      Limitation of Landlord's Liability

         (a) If Landlord becomes obligated to pay Tenant a money judgment arising out of any failure by Landlord to perform or observe any of the terms, covenants, conditions or provisions to be performed or observed by Landlord hereunder, Tenant shall be limited for the satisfaction of said money judgment solely to Landlord's interest in the Building and Land or any proceeds arising from the sa1e thereof and no other property or assets of Landlord or the individual partners, directors, officers, or shareholders of Landlord shall be subject to levy, execution or other enforcement procedure whatsoever for the satisfaction of said money judgment.

         (b) Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which have then matured, shall look solely to Landlord's successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder.

34.      Shoring

         If any excavation Or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter upon the Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports, without any claim for damages or indemnity or abatement of the Rent, or of a constructive or actual eviction of Tenant.

35.      Sign Control

         Tenant shall not obstruct or permit the obstruction of light, halls, Common Areas, roofs, parapets, stairways or entrances to the Building or the Premises and will not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Property or the Premises, including the inside or outside of the windows or doors, without the written consent of Landlord. Landlord shall have the right to withdraw such consent at any time and to require Tenant to remove any sign, projection, awning, signal or advertisement to be affixed to the Property or the Premises. If such work is done by Tenant through any person, firm or corporation not designated by Landlord, or without the express written consent of Landlord, Landlord shall have the right to remove such signs, projections, awnings, signals or advertisements without being liable to the Tenant by reason thereof and to charge the cost of such removal to Tenant as additional rent, payable within 10 days of Landlord's demand therefor. Landlord at its option may require all signs on the Property to be uniform and supplied by a person or firm of Landlord's choosing.

36.      Parking

         (a) Tenant shall be entitled to the non-exclusive use of the Building's parking areas.

         (b) The parking areas provided for herein are provided solely for the accommodation of Tenant, and Landlord assumes no responsibility or liability of any kind whatsoever from whatever cause with respect to the automobile parking areas, including adjoining streets, sidewalks, driveways, property and passageways, or the use thereof by Tenant or Tenant's Representatives.

37.      Common Areas, Plaza, Pedestrian Way

         All hallways, elevators, driveways, loading ramps, public corridors, stairways, Common Areas, and other areas, facilities and improvements as may be provided by Landlord from time to time for the general use, in common, by Tenant and other tenants of the Building or of other buildings, their employees, agents, invitees and licensees, shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to rime to establish, modify and enforce reasonable rules and regulations with respect to all such Common Areas, facilities and improvements. Tenant shall have a non-exclusive easement for use of the Common Areas for pedestrian ingress and egress, provided the substantial completion of the Common Areas is not a condition precedent to the Commencement Date for this Lease.

38.      Corporate Authority

         If Tenant is a corporation (or partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the duly adopted resolution of the Board of Directors of said corporation or in accordance with the bylaws of said corporation (or under the pertinent partnership agreements), and that this Lease is binding upon said corporation (or partnership) in accordance with its terms.

39.      Waiver

         The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No agreement to accept a surrender of all or any part of the Premises shall be valid unless in writing and signed by Landlord. The receipt by Landlord of full or partial Rent with knowledge of a breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

40.      Attorneys' Fees

         In any action or proceeding which Landlord or Tenant may be required to prosecute or enforce its respective rights hereunder. the unsuccessful party agrees to pay all costs incurred by the prevailing party therein, including reasonable attorneys' fees (including on any appeal).

41.      Severability

         If any clause or provision of this Lease is or becomes illegal or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during the Term, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby unless such clause or provision is, in the reasonable determination of Landlord, essential and material to its rights, in which event Landlord shall have the right to terminate this Lease by notice to Tenant.

42.      Proceedings

         If Landlord commences any summary proceedings or an action for nonpayment of Rent, Tenant shall not interpose any non-mandatory counterclaim of any nature or description in any such proceedings or action. Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease, or. any of its provisions. Venue for any action or proceeding arising under this Lease shall be in Seminole County, Florida.


43.      Binding Effect

         Except as prohibited or limited by Sections 12, 21 and 33, all the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs. lega1 representatives, successors and assigns.

44.      Applicable Law

         This Lease shall be deemed to have been made in and shal1 be construed in accordance with the laws of the State.

45.      Amendments

         (a) This Lease sets forth all the covenants, promises, agreements, conditions and understanding between Landlord and Tenant concerning the Premises, Building and Land, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

         If, in connection with obtaining financing or refinancing of the Building of which the Premises form a part, a banking, insurance or other institutional lender shall request reasonable modifications from time to time to this Lease as a condition to such financing or refinancing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder (except to the extent that Tenant may be required to give notices of any defaults by Landlord to such lender and/or permit the curing of such defaults by such lender together with the granting of such additional time for such curing as may be required for such lender to get possession of the Building) or materially adversely affect the leasehold interest hereby created. In no event shall a requirement that the consent of any such lender be given for any modification of this Lease or for any assignment or sublease, be deemed to materially adversely affect Tenant's leasehold interest created by this Lease.

46.      Captions

         The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision hereof.

47.      Accord and Satisfaction

         No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent he deemed an accord and satisfaction (unless Landlord expressly agrees to an accord and satisfaction in a separate agreement duly accepted by Landlord's appropriate officer of officers), and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent, or pursue any other remedy provided in this Lease. Landlord may receive and retain, absolutely and for itself, any and all payments so tendered, notwithstanding any accompanying instructions by Tenant to the contrary, and any such payment shall be treated by Landlord at its option as being received solely on account of any amounts due and owing Landlord, including the Rent, and to such items and in such order as Landlord in its sole discretion shall determine.

48.      Miscellaneous

         (a) Tenant shall have no claim, and hereby waives the right to any claim, against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any such requirement.

         (b) If any provision contained in an exhibit, rider or addendum is inconsistent with any other provision of this Lease, the provisions contained in said exhibit, rider or addendum shall supersede said other provision, unless otherwise provided in said exhibit, rider or addendum.

         (c) The use of the neuter singular pronoun to refer to either party shall be deemed a proper reference even though it may be an individual, partnership, corporation or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural number where there is more than one Landlord or Tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

         (d) This Lease may be executed in several counterparts, all of which constitute one and the same instrument.

         (e) As used in this Lease, any list of one or more items preceded by the word "including" shall not be deemed limited to the stated items but shall be deemed without limitation Wl 1; .

         (f) The language of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

         (g) If more than one person or entity executes this Lease as Tenant, each such person or entity shall be jointly and severally liable for observing and performing each of the terms, covenants, conditions and provisions to be observed or performed by Tenant.

         (h) The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof shall not work a merger and shall, at Landlord's option, either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

                                   EXHIBIT "A"
                         PLAN SHOWING LAND AND BUILDING


                                    [drawing]

                                   EXHIBIT "B"
                                LEGAL DESCRIPTION

         Parcel 1:

         From the Southwest corner of the Southwest 1/4 of Section 2, Township 21 South, Range 29 East, Seminole County, Florida, run North 00(0)08'16" West along the West line of said Southwest 1/4 a distance of 1416.07 feet to the Northerly right of way line of State Road S-434; thence run North 56(0)37'14" East along said Northerly right of way line 619.00 feet to the Point of Beginning; thence run North 33(0)22'46" West 200.00 feet to a point on a curve concave Westerly and having a radius of 65.00 feet; thence from a tangent bearing of North 56(0)37'14" East run Northerly along the arc of said curve 102.10 feet through a central angle of 90(0)00'00" to the point of tangency; thence run North 33(0)22'46" West 71.84 feet to the point of curvature of a curve concave Easterly and having a radius of 35.00 feet; thence run Northerly along the arc of said curve 54.90 feet through a central angle of 90(0)00'00" to the point of tangency; thence run North 56(0)37'14" East, 97.74 feet; thence South 33(0)22'46" East 210.00 feet; thence North 56(0)37'14" East 160.00 feet to the new Westerly right of way line of Markham Woods Road; thence South 06(0)42'46" East along said new Westerly right of way line 181.13 feet to the intersection point of said new Westerly right of way line of Markham Woods Road and the aforesaid Northerly right of way line of State Road S-434; thence South 56(0)37'14" West along said Northerly right of way line 276.43 feet to the Point of Beginning.

         LESS AND EXCEPT the following described property:

         That part of the Southwest 1/4 of Section 2, Township 21 South, Range 29 East, Seminole County, Florida, being more particularly described as follows:

         Begin at the intersection of the Westerly right of way line of Markham Woods Road with the Northerly right of way line of Longwood Avenue, ( S.R. 434 ); thence run North 06(0)42'46" West along said Westerly right of way line of Markham Woods Road for a distance of 15.42 feet to the point of cusp of a tangent circle concave Westerly having a radius of
         25.00 feet; thence Southerly along the arc of said curve through a central angle of 63(0)20'00" for a distance of 27.63 feet to the point of tangency, said point being on the aforementioned Northerly right of way line of Longwood Avenue ( S.R. 434 ); thence run North 56(0)37'14" East along said Northerly right of way line for a distance of 15.42 feet to the Point of Beginning.

         Parcel 2:

         Together with a nonexclusive easement for vehicular parking and pedestrian purposes, as set forth in that certain Parking Easement dated November 7, 1984 and recorded in O.R. Book 1614, Page 1609, Public Records of Seminole County, Florida.

         Parcel 3:

         Together with a nonexclusive easement for ingress, egress and parking, as set forth in that certain Cross Parking Agreement dated February 11, 1985, and recorded in O.R. Book 1614, Page 1624, Public Records of Seminole County, Florida.

                                   EXHIBIT "C"
                                SPRINGS BUILDING

                                   WORK LETTER

1. Landlord's Building Standard Improvements. Landlord, at its own expense, shall finish the Premises in accordance with the Building Standard Improvements as specifically set forth in this paragraph.

         1.1  Shell Improvements.

         (a) Lay-in acoustical ceiling grid with acoustical ceiling tile inventories stored on the floor of the premises.

         (b)  Central  air   conditioning  and  heating  ducts  in  a  placement
         determined by Landlord to be standard.

         1.2 Allowance Item. (Note: All items are allocated per 1,000 square feel of Net Rentable Area within the Premises).

         (a) Entry Doors - 3'-0" x 7'-10" solid core wood doors with lever action lock set, one per tenant.

         (b) Heat and air conditioning - Air distribution system of ductwork and diffusers, installed.

         (c) Walls - 8'0" interior partition consisting of 1/2" gypsum on metal studs, taped, bedded, and painted with 2-1/2" building standard vinyl base or carpet base at Landlord's discretion. Number - 100 linear feet (including 25 linear feet of party walls).

         (d) Interior Doors - 3'0" x 6'8" solid core veneer with orbit style set hardware. Number - 3 each.

         (e) Flooring - Building grade carpet - jute back, glue down - 28 ounce.

         (f) Ceilings - 24" x 48" x 5/8" suspended acoustical tile lay-in ceilings with painted exposed grid suspended system dropped in at 8'-0" from floor, installed.

         (g) Electrical - electrical outlet - Number: 8 each duplex type; 110 volt/20 amp; Light switch - Number 1 per suite-wall mounted; Telephone outlet - Number: 5 each - wall mounted (does not include equipment installation, wiring or preparation for special systems); Lighting - 2' x 4' lay-in fluorescent Number: 12 each.

         (h) Fire Protection: One fire horn and one exit light per tenant will be provided when required.

2.       Tenant's Improvements.

         2.1  If  Tenant  desires   improvements  above  the  Building  Standard
Improvements, Tenant will comply with the provisions hereafter set forth.

         2.2 Tenant shall meet with Landlord's space planner within ___ days after the date hereof. Landlord shall submit to Tenant final schematic drawings and specifications of materials (as approved by Landlord) relating to all Improvements,. and they shall be approved within ___ days by Tenant. All drawings and specifications of materials shall be subject to Landlord's approval.

         2.3 Final working drawings based upon the approved schematic drawings relating to all Improvements in the Premises shall be submitted to Tenant and approved within three working days by Tenant. Upon approval of such drawings, Landlord and Tenant shall initial the drawings, and such drawings shall become a part of the Lease, and attached to the Lease as Exhibit "E"

         2.4 Should any material (such as wall covering, carpet, special fixtures, or the like) that Tenant specifies have an unusually long delivery date or cannot be located within a reasonable time in order for Landlord to meet the ______________, 19__, deadline, or Landlord finds that any of the specified materials has a long delivery time which would delay completion of the space on schedule, Landlord will provide Tenant with written notification of that fact, and Tenant shall have five (5) days to change the specifications to materials which are readily available. If Tenant fails to change the specifications in writing to Landlord within five (5) days, then the Premises will be deemed to be substantially complete without those items having been installed.

         2.5 Any material or items that Tenant may be supplying to Landlord for Landlord's installation in the Premises must be delivered on site by
_____________, 19__, or the Premises will be deemed substantially complete without those items having been installed.

3.       Tenant to Pay for Cost of Tenant's Improvements.

         3.1 All costs and expenses incurred in the construction of Tenant Improvements above the cost of the Building Standard Improvements shall be paid by Tenant (hereafter referred to as "Tenant's Costs"). Tenant's Costs shall include architectural fees relating to the Premises (including architectural fees incurred by Landlord in modifying Landlord's master working drawings to incorporate Plans prepared by Tenant's architect, wherein an architect other than Landlord's architect has prepared Tenant's workings, drawings, and specifications).

         3.2 Any modification or addition required to the Premises' life safety system brought about by Tenant's final schematic drawings and specifications, such as the addition or relocation of demising walls. sprinkler heads, exit lights. emergency lighting, firehorns, or the like shall be included as a Tenant's cost.

         3.3 Tenant's Costs shall be payable as follows:

         (a) Tenant shall pay to Landlord prior to the commencement of the construction of the improvements, an amount equal to fifty percent (50%) of the Tenant's Costs (as then estimated by Landlord).

         (b) Prior to occupancy of the Premises, Tenant shall pay to Landlord the unpaid balance (as such amount can then be reasonably estimated based on available data) of Tenant's Costs, plus any approved additions thereto. As soon as the final accounting can be prepared and submitted to Tenant, Tenant shall pay to Landlord the entire unpaid balance of the Tenant's Costs, or Landlord shall reimburse Tenant any excess amounts paid, as the case may be.

         3.4 The amounts payable hereunder shall constitute additional rent due under the Lease and shall be due at the time specified herein. Tenant's failure to make any such payments when due shall constitute a default under the Lease, entitling Landlord to all of its remedies thereunder.

4.       Changes.

         4.1 If Tenant requests any changes in the specifications for the Building Standard Improvements or in the approved plans and specifications for Tenant Improvements, Tenant shall present Landlord with revised plans and specifications. If Landlord approves such changes in the improvements, Landlord shall incorporate such changes in the improvements; however, Landlord may require prior to proceeding with any changes, additional cash advances against the Tenant's Costs if Landlord determines that Tenant's proposed changes will increase the amount of such costs.

         4.2 If Tenant requests changes in the Building Standard Improvements or in the approved plans and specifications for Tenant Improvements and if such changes shall delay the work to be performed hereunder, or if Tenant shall otherwise delay the completion of the work, then, notwithstanding any provision to the contrary in the Lease, Tenant's obligation to pay rent hereunder shall nevertheless commence on the date the Premises would have been ready but for such delay.

5.  Contractor.

         Landlord's   Contractor   shall   perform  the   construction   of  all
Improvements in accordance with the working drawings approved by Landlord.

6.  Interpretation.

         All terms herein used shall have the same meaning as when used in the Lease.

7.  Special Conditions.

         Notwithstanding   anything   herein  to  the   contrary,   the   Tenant
acknowledges that the Premises have been previously occupied and as such, Tenant agrees to accept the Premises in an "As Is" condition.

LANDLORD:                                   TENANT:

SPRINGS EQUITY, LTD.                        JRECK SUBS GROUP, INC.


By:__________________________               By:__________________________
         Marc L. Hagle                             Bradley L. Gordon

Title:  President                           Title:  COO
Date:  12/16/97                             Date:  12-16-97

Address:   100 East Sybelia Avenue          Address:   100 East Sybelia Avenue
           Suite 225                                   Suite lOO
           Maitland, PL 32151                          Longwood, Florida 32779
Attention: Marc L. Hagle                    Attention: Bradley L. Gordon

                                   EXHIBIT "D"
                         BUILDING RULES AND REGULATIONS

         Landlord has adopted the following Building Rules and Regulations for the care, protection and benefit of your Premises and the Building and for the general comfort and welfare of all Tenants. These Rules and Regulations are subject to amendment by the Landlord from time to time.

1. Building Hours and Access

         1.1 Normal Building Hours are from 8:00 a.m. to 6:00 p.m., Monday through Friday, and on Saturday from 9:00 a.m. to 12:00 noon, except recognized holidays.

         1.2 [text missing]

         1.3 Landlord reserves the right to designate the time when freight, furniture, goods, merchandise and other articles may be brought into, moved or taken from Premises or the Building. Tenants must make arrangements with the management office when the elevator is required for the purpose of carrying any kind of freight.

         1.4 Landlord reserves the right at all times to exclude loiterers, vendors, solicitors, and peddlers from the Building and to require registration of satisfactory identification or credentials from all persons seeking access to any part of the Building outside ordinary business hours. The Landlord will exercise its best judgment in the execution of such control but shall not be liable for the granting or refusal of such access.

2. Building.

         2.1 The sidewalks, entry passages, corridors, halls, elevators, and stairways shall not be obstructed by the Tenant or used by it for other than those of ingress and egress.

         2.2 The floors, skylights and windows that reflect or admit light into any place in the Building shall not be covered or obstructed by the Tenant, except for Building Standard window treatment designated by Landlord.

         2.3 Restroom facilities, water fountains, and other water apparatus shall not be used for any other purpose other than those for which they were constructed, and no rubbish, or other obstructing substances shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose officers, employees, agents, patrons, customers. licensees, visitors, or invitees, shall have caused it.

         2.4 Tenant shall not injure, or overload or deface the Building, the woodwork, or the walls of the Premises, nor carry on upon the Premises any noxious, noisy or offensive business, nor store in the Building of the Premises any flammable or odorous materials.

         2.5 Tenant, its officers, agents. employees, patrons, customers, licensees, invitees, and visitors shall not solicit in the buildings, parking facilities or common areas, nor shall Tenant distribute any handbills or other advertising matter in automobiles parked in the Building's parking facilities.

         2.6 Landlord will not be responsible for lost or stolen property, equipment, money, or any article taken from the Premises, Building or parking facilities, regardless of how or when loss occurs.

3. Doors and Windows.

         3.1 Tenant entrance doors should be kept closed at all times in accordance with the fire code.

         3.2 Tenant shall not put additional locks or latches upon any door without the written consent of the Landlord.

         3.3 Landlord will provide and install, at Tenant's cost, all letters, or numerals at Premises entry. All such Letters and numbers shall be in the standard graphics for the building, and no other shall be used or permitted on the Premises without Landlord's prior written consent.

         3.4 All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and when any part thereof shall be broken the same shall be immediately replaced or repaired and put in good repair .

         3.5 Window blinds of a uniform Building standard color and pattern only shall be used throughout the Building to give uniform color exposure through interior and exterior windows. These blinds shall remain in the lower position at all times to provide uniform exposure for the outside.

4. Premises Use.

         4.1 Tenant shall not install in the Premises any heavy weight equipment or fixtures or permit any concentration of excessive weight in any portion thereof without first having obtained Landlord's written consent.

         4.2 Tenant shall not (without Landlord's written consent) install or operate any main frame computer, duplicating or other large business machine, equipment, or any other machinery upon the Premises or carry on any mechanical business thereon. Tenant shall not operate any devise which may emanate electrical waves which will impair radio or television broadcasting or reception from or in the Building.

         4.3 No wires of any kind or type (including but not limited to TV and radio antennas) shall be attached to the outside of the Building and no wires shall be run or installed in any part of the Building without Landlord's prior written consent. Such wiring shall be done by the electrician of the Building only, and no outside electrician shall be allowed to do work of this kind unless by the written permission of Landlord or its representatives.

         4.4 If Tenant desires any signal, communication, alarm or other utility service connection installed or changed, such work will be done at expense of Tenant with the approval and under the direction of Landlord.

         4.5 No painting shall be done, nor shall any alterations be made, to any part of the Building by putting up or changing any partition, doors or windows, nor shall there be any nailing, boring, or screwing into the woodwork or plastering, nor shall any connection be made to the electric wires or electric fixtures without the consent in writing on each occasion of Landlord or its agents.

         4.6 All contractors or technicians performing work for Tenant within Premises, Building or parking facilities shall be referred to Landlord for approval before performing such work. This shall apply to all work including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Building, leased Premises or parking facilities. None of this work shall be done by Tenant without Landlord's prior written approval.

         4.7 If Tenant must dispose of crates, boxes, etc., which will not fit into office wastepaper baskets, it will be the responsibility of Tenant with Landlord's assistance to dispose of same. In no event shall Tenant set such items in the public hallways or other areas of building or parking facilities, excepting Tenant's own Premises, for disposal.

         4.8 Tenant will be responsible for any damage to the Premises, including carpeting and flooring as a result of rust or corrosion of file cabinets, roller chairs, metal objects or spills of any type of liquid.

         4.9 If the Premises demised to any Tenant become infested with vermin, such Tenant, at its sole cost and expense, shall cause its premises to be exterminated from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

         4.10 Tenant shall not conduct its business in such manner as to create any nuisance, or interfere with, annoy or disturb any other Tenant in the Building, or Landlord in its operation of the Building or commit waste or suffer or permit waste to be committed in the Premises, Building or parking facilities. In addition, Tenant shall not allow its officers, agents, employees, patrons, customers, licensees or visitors to conduct themselves in such manner as to create any nuisance or interfere with, annoy or disturb any other Tenant in the Building or Landlord in its operation of the Building or commit waste or suffer or permit waste to be committed in the leased Premises, Building or parking facilities.

         4.11 Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electric facilities or any part or appurtenance of the Premises.

         4.12 The work of Landlord's janitors or cleaning personnel shall not be hindered by Tenant after 6:30 P.M. and such work may be done at any time when the offices are vacant.

                                   EXHIBIT "E"
                             SPRINGS OFFICE BUILDING
                                    SUITE 100





                                    [drawing]

                                   EXHIBIT "E"
                             LEASEHOLD IMPROVEMENTS



The Landlord shall at its expense make the following modifications to the premises:

* Remove wallpaper in all rooms (except the conference room) at Tenant's option

*     Patch holes and mud

*     Replace ceiling tile above doorway with dry wall

*     Paint suite, including concrete planter boxes, hut not raw concrete faces

*     Replace soiled ceiling tiles

*     Clean cabinets

*     Clean doors

*     Paint door jams

*     Recarpet suite, except for conference room



Carpet Selection: ______________________________________________________

Paint Selection:  ______________________________________________________

Signage:          ______________________________________________________




                                     TENANT.

                             JRECK SUBS GROUP, INC.


                                                  By:        /s/
                                                     --------------------------

                                 Date: 12-16-97

                                TABLE OF CONTENTS

I        DEMISE OF PREMISES  . . . . . . . . . . . . . . . . . . . . . . .  1
II       TERMS  .  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
III      EXHIBITS AND RIDERS . . . . . . . . . . . . . . . . . . . . . . .  1

            GENERAL TERMS, COVENANTS AND CONDITIONS
1.    Commencement  Date  .  . . . . . . . . . . . . . . . . . . . . . . .  3
2.    Rent.  .  .  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
3.    Increases  in Base  Rent . . . . . . . . . . . . . . . . . . . . . .  3
4.    Operating  Expenses.  .  . . . . . . . . . . . . . . . . . . . . . .  4
5.    Services  .  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
6.    Condition of the  Premises.  . . . . . . . . . . . . . . . . . . . .  7
7.    Repairs,  Maintenance and  Alterations.  . . . . . . . . . . . . . .  8
8.    Use of the Premises;  Rules and  Regulations . . . . . . . . . . . .  9
9.    Construction of the Premise and Leasehold Improvements . . . . . . .  9
10.   Memorandum  of  Lease  . . . . . . . . . . . . . . . . . . . . . . . 10
11.   Rights  Reserved  To  Landlord . . . . . . . . . . . . . . . . . . . 10
12.   Assignment  and  Subletting  . . . . . . . . . . . . . . . . . . . . 11
13.   Holding  Over  . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
14.   Surrender  of the  Premises  . . . . . . . . . . . . . . . . . . . . 11
15.   Destruction  or Damage.  . . . . . . . . . . . . . . . . . . . . . . 12
16.   Eminent  Domain.  .  . . . . . . . . . . . . . . . . . . . . . . . . 12
17.   Indemnification.  .  . . . . . . . . . . . . . . . . . . . . . . . . 13
18.   Tenant's  Insurance.  .  . . . . . . . . . . . . . . . . . . . . . . 13
19.   Subordination  and  Attornment.  . . . . . . . . . . . . . . . . . . 14
20.   Estoppel  Certificate  By Tenant . . . . . . . . . . . . . . . . . . 14
21.   Transfer  of  Landlord's  Interest . . . . . . . . . . . . . . . . . 15
22.   Default.  .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
23.   Bankruptcy  .  . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
24.   Brokerage  Fees.  .  . . . . . . . . . . . . . . . . . . . . . . . . 16
25.   Notices.  .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
26.   Government Energy or Utility  Controls.  . . . . . . . . . . . . . . 16
27.   Security  Deposit.  .  . . . . . . . . . . . . . . . . . . . . . . . 17
28.   Relocation  of  Premises.  . . . . . . . . . . . . . . . . . . . . . 17
29.   Quiet  Enjoyment.  . . . . . . . . . . . . . . . . . . . . . . . . . 18
30.   Observance  of Law.  . . . . . . . . . . . . . . . . . . . . . . . . 18
31.   Force  Majeure.  . . . . . . . . . . . . . . . . . . . . . . . . . . 18
32.   Curing  Tenant's  Defaults;  Additional Rent . . . . . . . . . . . . 18
33.   Limitation of  Landlord's  Liability . . . . . . . . . . . . . . . . 19
34.   Shoring.  .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
35.   Sign  Control.  .  . . . . . . . . . . . . . . . . . . . . . . . . . 19
36.   Parking.  .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
37.   Common Areas,  Plaza,  Pedestrian Way. . . . . . . . . . . . . . . . 20
38.   Corporate  Authority  .  . . . . . . . . . . . . . . . . . . . . . . 20
39.   Waiver  .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
40.   Attorneys'  Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . 20
41.   Severability.  .  .  . . . . . . . . . . . . . . . . . . . . . . . . 20
42.   Proceedings.  .  . . . . . . . . . . . . . . . . . . . . . . . . . . 21
43.   Binding  Effect.  .  . . . . . . . . . . . . . . . . . . . . . . . . 21
44.   Applicable  Law.  .  . . . . . . . . . . . . . . . . . . . . . . . . 21
45.   Amendment  .  .  . . . . . . . . . . . . . . . . . . . . . . . . . . 21
46.   Captions.  .  .  . . . . . . . . . . . . . . . . . . . . . . . . . . 21
47.   Accord  and  Satisfaction  . . . . . . . . . . . . . . . . . . . . . 21
48.   Miscellaneous.  .  . . . . . . . . . . . . . . . . . . . . . . . . . 21